Exhibit 107
Calculation of Filing Fee Table
FORM 424(b)(5)
(Form Type)
F&G Annuities & Life, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1 – Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common stock, $0.001 par value per share	Rule 457(r)(2)	9,200,000	$35	$315,700,000	0.0001531	$48,333.67
Fees Previously Paid
	Total Offering Amounts					$315,700,000		$48,333.67
	Total Fees Previously Paid							$ 0.00
	Total Fee Offsets							$ 0.00
	Net Fee Due							$48,333.67

(1)Includes 1,200,000 additional shares that the underwriters have the option to purchase.
(2)Calculated in accordance with Rule 457(r) and 456(b) of the Securities Act of 1933. This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-282432), filed with the U.S. Securities and Exchange Commission on October 1, 2024.